Exhibit 99.2

Paul S. Fisher
Employment Agreement Term Sheet

Parties:

CenterPoint Properties Trust (the “Company”) will, at the effective time (referred to herein either as the “Effective Time” or the “Effective Date”) of the transactions (the “Merger”) contemplated by the Agreement and Plan of Merger dated December 7, 2005 by and among CalEast Industrial Investors, LLC (“Moon”), Solstice Merger Trust and the Company (the “Merger Agreement”), be wholly owned by Solstice Holdings LLC (“Moon Sub”), a subsidiary of Moon. Moon Sub will, immediately prior to the Effective Date of the Merger, be the sole shareholder of Solstice Merger Trust.

Moon Sub and Paul S. Fisher (the “Executive”) are the parties to this Employment Agreement Term Sheet as of the date hereof, and agree that the Company at the Effective Date will join in this Employment Agreement Term Sheet and the Employment Agreement (as defined below).

Prior Agreement:

The parties shall enter into an employment agreement (the “Employment Agreement”) that shall supersede and replace the Executive’s existing employment and severance agreement, if any, by and between the Company and the Executive (the “Prior Employment Agreement”).

The Employment Agreement shall be effective only upon the Effective Date.

Employment Period:

Five (5) years commencing on the Effective Date (the “Initial Term”), subject to year-to-year evergreen extension upon expiration of the Initial Term, unless the Company or the Executive provides written notice of non-renewal of the Executive’s Employment Agreement at least 90 days prior to the expiration of the Initial Term or any annual extension thereof (the Initial Term and any annual extension thereof collectively, the “Employment Term”).

Position, Duties and Reporting Responsibilities:	As set forth on Exhibit A, attached hereto, with duties commensurate with such position; reporting to the position set forth on Exhibit A.

Base Salary:

During the Employment Term, the Executive shall be paid an annual base salary of not less than the Executive’s base salary immediately prior to the Effective Date, subject to review at least annually by the Board.

The Executive’s base salary as of the date hereof is set forth on Exhibit A.

Target Annual Cash Bonus:

During the Employment Term, the Executive’s target annual cash bonus award shall not be less than the Executive’s target annual cash bonus award immediately prior to the Effective Date.

The Executive’s target annual bonus award as of the date hereof is set forth on Exhibit A.

Required Investment:

The Executive shall, at the Effective Date, contribute/exchange his existing shares and/or invest cash in Moon Sub as set forth on Exhibit A and further described in the Management Equity Investment and Incentive Compensation Program attached hereto as Exhibit B (the “Incentive Program”).

Initial Incentive Award:

Moon Sub shall grant the Executive shares of restricted and unvested common equity interests (“Equity Interests”) in Moon Sub (the “Initial Incentive Award”) as described in the Incentive Program in lieu of the share options, restricted shares and/or performance units that the Company would have awarded the Executive in early 2006 in the ordinary course, consistent with past practice.

Subject to the terms set forth herein, such Equity Interests shall no longer be subject to a substantial risk of forfeiture on the fifth (5th) anniversary of the Effective Date.

New Equity-Based Awards Under the Incentive Program:	The Executive shall be eligible to receive awards of MIP Units pursuant to the terms of Section II of the Incentive Program (Section II specifically referred to as the “MIP”).

Equity Interests Available Under the RECP:

Key employees of the Company (other than the CEO and CFO) who are selected by the CEO and CFO of the Company and are approved by the Board shall be eligible to participate in the Retention Equity Compensation Plan (the “RECP”) as further described in the Incentive Program.

Employee Benefits and Perquisites:

No change to the terms of the Executive’s Prior Employment Agreement. To the extent the Executive does not have a Prior Employment Agreement, such provisions will be on the same terms as those for Executives with Prior Employment Agreements.

Restrictive Covenants:	No change to the Executive’s Non-Competition, Non-Solicitation and Confidentiality Agreement, except to conform to and reflect the provisions set forth herein, as applicable.

To the extent the Executive does not have a Prior Employment Agreement, such provisions will be on the same terms as those for Executives with Prior Employment Agreements and Non-Competition, Non-Solicitation and Confidentiality Agreements.

Termination of Employment without Cause/Voluntary Termination with Good Reason:

Upon the termination of the Executive’s employment without Cause (as defined below), or if the Executive terminates employment with Good Reason, the Executive’s MIP Units shall be subject to the vesting and forfeiture provisions as described in the Incentive Program.

Upon the termination of the Executive’s employment without Cause, or if the Executive terminates employment with Good Reason, subject to the Executive’s execution and non-revocation of a release in a form reasonably satisfactory to the Company with all periods for revocation expired, unless otherwise determined by the Board, the Executive shall vest in the Initial Incentive Award in an amount equal to (i) the number of Equity Interests awarded under the Initial Incentive Award times (ii) a ratio (not to exceed one (1)) of (x) the number of years employed following the Effective Date to (y) five (5) years and all remaining unvested Equity Interests shall be forfeited.

Any vested Equity Interests held by the Executive shall be subject to the Equity Sales provision as described in Section I of the Incentive Program (Section I specifically referred to as the “Required Investment Program”).

Voluntary Termination of Employment without Good Reason:

If the Executive terminates employment without Good Reason (as defined below) the Executive’s MIP Units shall be subject to the vesting and forfeiture provisions as described in the MIP.

If the Executive terminates employment without Good Reason all unvested Equity Interests shall be immediately forfeited.

Any vested Equity Interests held by the Executive shall be subject to the Equity Sales provision as described in the Required Investment Program.

Death/Disability:

In the case of the Executive’s death or disability, the Executive’s MIP Units shall be subject to the vesting and forfeiture provisions as described in the MIP.

In the case of the Executive’s death or disability, the

Executive (or Executive’s estate in the event of the Executive’s death) shall fully vest in any unvested Equity Interests. All Equity Interests held by the Executive shall be subject to the Equity Sales provision as described in the Required Investment Program.

Change in Control:

The Executive agrees that the Merger will not constitute a Change in Control for purposes of the provisions of the Prior Employment Agreement, the Non-Competition, Non-Solicitation and Confidentiality Agreement, the Employment Agreement and any other agreements between the Company and the Executive.

In the event of a Change in Control (as defined below), Executive’s MIP Units shall be subject to the vesting provisions as described in the MIP.

In the event of a Change in Control, Executive shall fully vest in any unvested Equity Interests. All Equity Interests held by the Executive shall be subject to the Equity Sales provision as described in the Required Investment Program.

Severance Compensation and Benefits:

The Executive agrees that, if the Executive’s employment is terminated as a result of non-renewal of the Executive’s Employment Agreement, the Executive shall be entitled to no more than 12 months of severance compensation and will be subject to a one-year non-compete. The Executive further agrees that if he continues his employment following such non-renewal, the Executive shall not be entitled to any payments under the Employment Agreement as a result of such non-renewal.

Severance Compensation and Benefits Following a Qualifying Termination of Employment:	The Executive agrees that the Merger constitutes neither a Change in Control nor a Qualifying Termination under the Prior Employment Agreement or the Employment Agreement.

Definition of Cause:

No change to the terms of the Executive’s Prior Employment Agreement. To the extent the Executive does not have a Prior Employment Agreement, such provisions will be on the same terms as those for Executives with Prior Employment Agreements.

Definition of Change in Control:	A “Change in Control” means the first to occur of any one or more of the following:

(i) Any individual, entity or group, other than Moon and its affiliates (the “Moon Stockholders”), acquires beneficial ownership of more than fifty percent (50%) of the combined voting power of the then outstanding Voting Securities of the Company or Moon Sub or of more than fifty percent (50%) of the total equity securities of the Company or Moon Sub having pari passu economic and other rights and privileges (but not voting power), as the equity securities beneficially owned by Moon and members of the Key Management Team immediately after completion of the Merger; provided, however, that any acquisition of securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or Moon Sub shall not constitute a Change in Control; or

(ii)                                  The number of designees to the Board of Directors of Moon Sub to be nominated by Moon cease for any reason to constitute at least a majority of the Board of Directors of Moon Sub; or

(iii)                               The Company or Moon Sub consummates a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all of the following are true:

(A) more than fifty percent (50%) of the combined voting power of the then outstanding Voting Securities of the Company or Moon Sub, as applicable or the entity resulting from such reorganization, merger or consolidation (the “Successor”) are then beneficially owned, directly or indirectly, by the individual, entity or group who beneficially owned the Controlling Interest immediately prior to such reorganization, merger or consolidation ; and

(B) at least a majority of the members of the Board of Directors of Moon Sub or the board of directors of the Successor, if applicable, were designees of Moon at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(iv)The shareholders of the Company approve (a) a complete liquidation or dissolution of the Company or (b) the sale or other disposition of all or substantially all of the assets of the Company; or

(v) an initial public offering of the Company.

Notwithstanding paragraphs (i), (ii), (iii) and (v) above, in no event will a Change in Control be deemed to occur:

(A) upon consummation of the Merger;

(B) as result of a change in the status of the Company as a “real estate investment trust” under Section 856 of the Internal Revenue Code (the “Code”); or

(C) if Moon or the Moon Stockholders maintain a direct or indirect Controlling Interest in the Company or in an entity that maintains a direct or indirect Controlling Interest in the Company. A “Controlling Interest” in an entity means beneficial ownership of more than 50% of the equity securities representing more than 50% of the voting power of the outstanding equity securities of the entity.

The parties will negotiate in good faith to mutually agree to definitions of the terms “individual”, “entity”, “group”, “beneficial ownership”, “affiliate” and “controlling interest”.

Definition of Good Reason:

“Good Reason” shall mean the occurrence, without Executive’s prior written consent, of any one or more of the following:

(i) a relocation of Executive of more than 50 miles from the place where Executive was located at the time of a Change in Control;

(ii) a reduction in Executive’s base salary;

(iii) a material reduction in the benefits provided to Executive, except for across-the-board reductions of such benefits for all senior management of the Company;

(iv) a material breach of the Employment Agreement by the Company; or

(v) a reduction of Executive’s target bonus within 24 months of a Change in Control;

Notwithstanding the foregoing, the Executive agrees that the Merger shall not constitute a basis upon which to claim termination for Good Reason.

Definition of Qualifying Termination:

No change to the terms of the Executive’s Prior Employment Agreement. To the extent the Executive does not have a Prior Employment Agreement, such provisions will be on the same terms as those for Executives with Prior Employment Agreements.

Key Management Team Employment Agreements

The CEO and CFO are entering in to this Employment Agreement Term Sheet with the intention that Moon Sub will offer Employment Agreement Term Sheets on these terms (as modified to reflect Exhibit A applicable data) to up to ten other employees who are members of the Key Management Team and listed on the Schedule attached hereto and Moon Sub agrees to proceed in good faith to enter into such agreements.

Governing Law:	Illinois.

Section 409A Compliance:

The Employment Agreement is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent; to the extent that a payment and/or benefit is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto (the “Guidance”).

Any provision of the Employment Agreement that would cause a payment and/or benefit to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by the Guidance).

The Executive acknowledges, consents to and agrees to the joinder of the Company as a party to this Employment Agreement Term Sheet at the Effective Date.  The undersigned parties hereby agree that this Employment Agreement Term Sheet, including the exhibits hereto, constitute a legally binding commitment of the parties hereto to negotiate in good faith definitive documentation containing terms that are consistent with the provisions set forth herein as soon as reasonably practicable after the date hereof. The Executive agrees that the terms of his Prior Employment Agreement, if any, that will be included in the Employment Agreement shall be re-written, for purposes of clarity, consistent with the provisions set forth herein, and to the extent the Executive does not have a Prior Employment Agreement the terms will be the same as the terms for Executives with Prior Employment Agreements; provided, however, that if an employment agreement is not entered into between the parties as set forth above, this Term Sheet shall continue in full force and effect until such time that an employment agreement is entered into between the parties consistent with the provisions set forth herein; provided further, that if the Merger Agreement is terminated this Term Sheet shall be void ab initio and shall have no further force or effect.  The existence of this Term Sheet shall in no way prevent the Executive from fulfilling his existing fiduciary and employment obligations to the Company pending the Effective Date.

Prior to the Effective Date, Moon Sub and the Executive will not amend or modify this Term Sheet, or enter into an employment agreement which amends or modifies the terms and conditions of this Term Sheet, or waive any rights of any party hereunder, without the prior consent of Moon.  Moon is intended to be, and shall be, a third-party beneficiary of this provision, with full rights of enforcement.

This Employment Agreement Term Sheet may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.  Facsimile transmission of any signed original document shall be deemed the same as delivery of an original.  At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

[Remainder of page intentionally left blank]

Dated December 7, 2005

Solstice Holdings LLC

By:	/s/ Peter A. Schaff
Its: Manager and Chief Executive Officer

Executive

/s/ Paul S. Fisher
Paul S. Fisher

CenterPoint Properties Trust hereby acknowledges, consents and agrees that the foregoing provisions and execution of this Employment Agreement Term Sheet by the Executive and Solstice Holdings LLC shall not constitute a violation of any of the terms and conditions of the Prior Employment Agreement, any other agreement or otherwise between the Executive and CenterPoint Properties Trust in effect as of the date hereof.  CalEast Industrial Investors, LLC, the Company at the Effective Time and Solstice Holdings LLC may rely on the foregoing acknowledgement, consent and agreement.

CenterPoint Properties Trust

By:	/s/ Daniel Hemmer
Its: General Counsel

Signature Page to Paul S. Fisher Employment Agreement Term Sheet

Exhibit A
Certain Terms and Conditions of Employment

Name:	Paul S. Fisher

Position:	President and Chief Financial Officer

Reporting Duties: Responsibilities and Authority as an Employee:	Board See Attached Exhibit C

Annual Base Salary:	$337,500

Target Annual Bonus:	135% of Annual Base Salary

Rollover/Investment:

No less than $7 million of Moon Sub equity interests will be invested in by contribution/exchange of Company common stock, Initial Incentive Award and/or cash.

Subject in all events to the Required Investment by the Key Management Team under Section I of the Incentive Program.

A-1

Exhibit B

Management Equity Investment and Incentive Compensation Program

I.  Required Management Equity Investment

Parties:

CenterPoint Properties Trust (the “Company”) will, at the effective time (the “Effective Time”) of the transactions (the “Merger”) contemplated by the Agreement and Plan of Merger dated December 7, 2005 by and among CalEast Industrial Investors, LLC (‘Moon”), Solstice Merger Trust and the Company (the “Merger Agreement”), be wholly owned (except for any outstanding Series B and Series D preferred shares) by Solstice Holdings LLC, a subsidiary of Moon. Solstice Holdings LLC is hereinafter referred to as “Moon Sub” and will, immediately prior to the Effective Time of the Merger, be the sole shareholder of Solstice Merger Trust.

Moon Sub shall be a limited liability company owned by Moon and by certain key management employees (the CEO, the CFO and up to 10 other senior executives who have committed to enter into new employment agreements with the Company at the Effective Time) (the “Key Management Team”) and the Additional Employees (as defined below).

For purposes of finalizing and executing Employment Agreement Term Sheets with the CEO and CFO on or before execution of the Merger Agreement and with the remaining members of the Key Management Team on or before the Effective Date, each member of the Key Management Team agrees that the CEO, CFO and Moon reserve the right to permit additional employees of the Company selected by the CEO or CFO and approved in writing by Moon to invest in the equity of Moon Sub after the date hereof (subject to compliance with applicable federal and state securities laws) (such employees, the “Additional Employees”) on terms that are no more favorable to each Additional Employee than the terms specified in this Section I. Notwithstanding the foregoing, in no event shall the total Equity Interests issued to the Key Management Team and the Additional Employees exceed $27 million.

Required Investment by Key Management Team:

The Key Management Team and the Additional Employees will, at or immediately prior to the Effective Time, contribute/exchange certain of their existing Company common shares to Moon Sub at a price per share equal to the Company Common Share Cash Merger Consideration (as defined in the Merger Agreement), invest their Initial Incentive Awards (as defined below) and/or invest cash in Moon Sub aggregating at least $20 million (the “Required Investment”).

A minimum of $14 million of the Required Investment will be invested by the CEO and CFO (the “Minimum Investment”) plus the difference, if any, between the Required Investment and the sum of (i) the Minimum

Investment and (ii) the aggregate value of existing shares in the Company contributed/exchanged, and the Initial Incentive Awards and/or cash invested by the members of the Key Management Team and the Additional Employees other than the CEO and CFO.

In consideration of the contribution of the Required Investment to Moon Sub, the Key Management Team and the Additional Employees will receive equity interests in Moon Sub (the “Equity Interests”) having the same terms as the Equity Interests issued to Moon.

In addition to the Required Investment, the Key Management Team and the Additional Employees may also subscribe to purchase at the Effective Time up to an additional $7 million of Equity Interests by an additional contribution/exchange of vested common shares of the Company or by contributing cash to Moon Sub (subject to compliance with applicable federal and state securities laws) (the “Additional Subscription”).

All Equity Interests acquired as a result of the Required Investment and any Additional Subscription will be fully vested at the time of investment, and all Equity Interests acquired as a result of the Initial Incentive Awards will vest in accordance with the terms set forth herein, and in each case, will be subject to the terms and conditions of Moon Sub’s governance documents and the Employment Agreement Term Sheet.

Required Investment by Moon:	Moon will invest cash in Moon Sub in the amount required to close the acquisition of the Company less the cash amount invested by the Key Management Team and the Additional Employees.

Initial Incentive Award:

Moon Sub shall grant the Key Management Team and the Additional Employees at the Effective Time restricted Equity Interests in Moon Sub (the “Initial Incentive Award”) in an amount not to exceed their share of a total pool which will not exceed $12 million in lieu of the share options, restricted shares and/or performance units that the Company would have awarded to the Key Management Team and other Company employees in early 2006 in the ordinary course, consistent with past practices.

Such awards will be based on recommendations made by the board of trustees of the Company on or prior to December 31, 2005 and reasonably approved by Moon. Such recommendations shall be based on the Company’s performance during the Company’s fiscal 2005, without regard to the common stock price of the Company.

The Initial Incentive Award will be restricted, will vest and will be subject to the forfeiture provisions as described in the Employment Agreement Term Sheet.

Right of First Refusal:

The Key Management Team shall have a right of refusal (the “Right of First Refusal”) which shall entitle them as a group to elect to purchase any Equity Interests of a member of the Key Management Team and any of the Additional Employees that would otherwise be purchased by Moon pursuant to the terms hereof.

The Right of First Refusal shall be exercisable by the Key Management Team on the same terms that would otherwise apply to a mandatory or optional purchase of such Equity Interests by Moon.

Distributions:

Cash distributions made by Moon Sub to holders of Equity Interests shall be made on a pro rata basis based on the ratio of a holder’s total investment in Moon Sub to the total investment of all holders of Equity Interests during any period all holders of Equity Interests have achieved an IRR less than or equal to 9%.

Cash distributions made by Moon Sub during any period the holders of Equity Interests have achieved a 9% IRR shall be made as follows: (i) until the holders of Equity Interests have achieved an IRR of 14%, in the ratio of 15% to the MIP and the remaining 85% pro rata to the holders of Equity Interests; and (ii) thereafter any additional distributions in excess of such 14% IRR will be made in the ratio of 20% to the MIP and the remaining 80% pro rata to the holders of Equity Interests; provided, however, that to the extent the aggregate initial investment by the Key Management Team and the Additional Employees is equal to or greater than $22 million, for purposes of (i) and (ii) above, “14%” shall be replaced with 13%.”

A Distribution Date shall mean each date that Moon Sub makes a distribution to the holders of Equity Interests.

Tax Distributions:

Unless otherwise prohibited by the terms of the Company’s debt obligations, in each fiscal year or within 90 days thereafter, Moon Sub shall distribute cash to the holders of Equity Interests in an amount at least equal to the federal income tax liability that would be payable with respect to Moon Sub’s taxable income in respect of such fiscal year if all members of Moon Sub were individuals and based on the marginal tax rate in the highest income bracket, as may be determined from time to time under applicable tax law, as determined in good faith by the Board of Moon Sub in its sole discretion.

Scheduled Liquidity Events:	Moon will provide liquidity to the holders of Equity Interests as follows:

•                       on the 5th anniversary of the Effective Time (the “Initial Payout Date”), each member of the Key Management Team and each of the Additional Employees will be entitled at any time during the following 60-day period (the “Initial Payout Period”) by notice to Moon to sell up to 50% of his Equity Interests in the Company, including any

RECP Equity Interests (as defined below) awarded under the Retention Equity Compensation Plan (collectively, the “Put Interests”) to Moon at a purchase price equal to Fair Market Value;

•                       on the 7.5-year anniversary of the Effective Time (the “Second Payout Date”), each member of the Key Management Team and each of the Additional Employees will be entitled at any time during the following 60-day period by notice to Moon to sell up to such portion of the Put Interests that, when added to the Put Interests sold prior to the expiration of the Initial Payout Period, equals 75% of his Put Interests (i.e., such member will retain at least 25% of his Put Interests) to Moon at a purchase price equal to Fair Market Value; and

•                       on the 10th anniversary of the Effective Time (the “Final Payout Date”), each member of the Key Management Team and each of the Additional Employees will be entitled at any time during the following 60-day period by notice to Moon to sell all of the member’s remaining Put Interests, to Moon at a purchase price equal to Fair Market Value.

IRR:	Calculated based on the aggregate equity capital invested (including transaction costs) in the Company and actual cash distributed by the Company, determined on a quarterly compounded basis.

Fair Market Value:

Fair Market Value will be determined by the Board calculated on a going concern basis based upon an independent valuation report obtained by the Board (which report the CEO and CFO will have an opportunity to review and comment on before such report becomes final) and taking into account prior valuations provided to the equity holders of Moon Sub and such other factors as the Board determines to be appropriate; provided, however, that with respect to a Scheduled Liquidity Event on the Second Payout Date or Final Payout Date, the Key Management Team shall be entitled to choose a second valuation firm to prepare an independent valuation report for purposes of determining Fair Market Value. The governing documents of Moon Sub will set forth the process for determining Fair Market Value in the event the second valuation firm does not agree with the Fair Market Value as determined by the Board.

Board Composition:

Moon Sub and the Company will have the same board of directors or equivalent body (the “Board”). The Board will consist of seven members, each with one vote on all matters considered. The Board will govern the activities of Moon Sub and the Company.

The initial Board will be comprised of five Moon designees (designated by LIM), M. Mullen and P. Fisher. M. Mullen and P. Fisher will each serve on the Board for so long as he is employed in his current position with the Company. The majority member of Moon will have the right to designate up to two observers entitled to attend all Board meetings.

Moon has the right to replace any Board member, including P. Fisher and M. Mullen in the event their employment is terminated; provided, however, that any board replacement for M. Mullen and/or P. Fisher shall be a member of the Company’s senior management team. Moon’s right to designate Board members is transferable, in whole or in proportionate part, to “affiliated entities” and to entities acquiring at least 20% of Moon Sub’s equity interest.

All Board action will require approval by a majority of the directors.

Board Committees:

The Board will have an investment committee (currently known as the Asset Allocation Committee) comprised of M. Mullen and P. Fisher (to the extent they serve on the full Board) and three Moon designees. All investment committee action will require approval of a majority of the committee members.

Company management will have discretion to make Company decisions with respect to investments, acquisitions, developments and dispositions consistent with the Company’s investment criteria, in amounts not in excess of $10 million. Investments, acquisitions, new developments and dispositions of more than $10 million and less than $25 million require investment committee approval. Board approval is required for all investments, acquisitions, new developments and dispositions of $25 million or more.

The Board also expects to have audit and compensation committees, and such other committees as may be designated by the Board from time to time. A majority of the members of each such committee will consist of Moon designees so long as it owns a majority of the Equity Interests of Moon Sub.

The Board will consider the existing policies of the Company prior to the consummation of the Merger with respect to the duties of the Board and the committees thereof but will not be bound by any such policy unless the Board adopts the same following the acquisition of the Company.

Exclusivity:

Moon and its affiliates will be permitted to engage in and own interests in other business ventures of any type or description, individually or with others, including business ventures in competition with the Company and will have no obligation to present corporate opportunities to the Company, notwithstanding any fiduciary or other obligations that would otherwise apply.

Restrictions on Transfer:

Except as expressly set forth herein and in the Employment Agreement Term Sheet, management equity holders are not permitted to transfer any Equity Interest in Moon Sub other than customary permitted transfers upon death or for estate planning purposes.

Moon is permitted to transfer all or a portion of its Equity Interests at any time.

Drag-Along:

If Moon proposes to sell all or a portion of its Equity Interests in Moon Sub to an unaffiliated third party resulting in a Change in Control (as defined in the Employment Agreement Term Sheet), it will have the right to drag along any other members of Moon Sub in the transaction. The non-dragging member or members will be dragged along in the same proportion and on the same terms as those applicable to Equity Interests held by the dragging member or group of members (including proportionate responsibility for customary indemnities made or other customary liabilities reasonably incurred in connection with any such sale).

Tag-Along:

If Moon, together with any of its affiliates, proposes to transfer all or a portion of its Equity Interest in Moon Sub to an unaffiliated third party resulting in a Change in Control and Moon has not exercised its drag-along right, the management equity holders will have tag along rights. The tagging equity holders will tag-along in the same proportion and on the same terms as those applicable to Equity Interests held by Moon (including proportionate responsibility for any indemnities or other liabilities reasonably incurred in connection with any such sale).

Equity Sales:

In the event that any management member’s employment with the Company is terminated by the Company for Cause (as defined in the Employment Agreement Term Sheet as applicable), such member will be required to sell and Moon Sub will be required to purchase all, but not less than all, of the vested Equity Interests in Moon Sub held by such management member, including vested equity interests acquired through the Retention Equity Compensation Plan, at the lesser of Fair Market Value and the purchase price paid for such Equity Interest payable within 60 days of such termination, with Fair Market Value based on the most recent Fair Market Value determination made by the Board.

In the event that any management member’s employment with the Company is terminated without Cause or for Good Reason (as defined in the Employment Agreement Term Sheet, as applicable) or as a result of Moon Sub’s non-renewal of such management member’s employment agreement, if any, the management member will have a put option to require Moon Sub to purchase within 60 days of such termination all, but not less than all, of the vested Equity Interests in Moon Sub held by such management member, including vested Equity Interests acquired through the Retention Equity Compensation Plan, at Fair Market Value based on the most recent Fair Market Value determination made by the Board if made within the preceding six months (or such purchase will be made promptly after and based upon the next Fair Market Value determination made by the Board if the most recent determination was made more than 6 months preceding such termination or non-renewal) and if such put option is not exercised then Moon Sub will have a call option to purchase on the next Scheduled Liquidity Event all, but not less than all, of the vested Equity Interests in Moon Sub held by such management member, including vested Equity Interests acquired through the Retention Equity Compensation Plan, at Fair Market Value determined at the next Scheduled Liquidity Event.

In the event that any management member’s employment is terminated by such member without Good Reason or as a result of such management member’s death or disability, such member will be required to sell and Moon Sub will be required to purchase all, but not less than all, of the vested Equity Interests in Moon Sub held by such management member, including vested Equity Interests acquired through the Retention Equity Compensation Plan, at Fair Market Value based on the most recent Fair Market Value determination made by the Board if made within the preceding six months (or such purchase will be made promptly after and based upon the next Fair Market Value determination made by the Board if the most recent determination was made more than six months preceding such termination, death or disability).

Additional Capital:

In the event the Board determines that additional equity is necessary to fund Moon Sub and the Company, Moon Sub will offer the right to acquire such additional equity to all of the members on a pari passu basis, prior to issuing any additional equity to any person, and such additional offered equity shall be membership interests having rights that are pari passu with the rights of the Equity Interests. In the event any member elects not to participate in such equity raising event at all or up to such member’s pro rata allocation, for any reason, such member will be diluted on a pro rata and not punitive basis. If none of the existing members elects to make an additional equity investment in Moon Sub, or if certain, but not all, existing members of Moon Sub electing to participate in an additional equity investment do not contribute sufficient additional equity beyond their original pro rata shares (subject, in the case of unexercised pro rata shares of Key Management, to the Right of First Refusal) to satisfy Moon Sub’s total equity requirements as determined by the Board, the Board will have the authority to seek investment from an unaffiliated third party to fulfill such unfunded equity requirements on such terms as the Board determines are reasonably acceptable and all members will be diluted on a pari passu basis as a result of the unaffiliated third-party equity investment. There will be no other anti-dilution protection provided to the members of Moon Sub.

Voting:

Holders of Equity Interests will not have voting rights on any matters other than to approve a merger or consolidation of Moon Sub and with respect to other matters required by law. All such matters shall be approved by a majority-in-interest of the members of Moon Sub. Amendment of the Operating Agreement of Moon Sub will require unanimous approval of the Board and approval of a majority-in-interest of the members except that without the approval of the affected member, no amendment may increase the liability of such member beyond the liability expressly set forth in the operating agreement, decrease the percentage interest of the member (except as provided by the terms set forth herein), obligate the member to make any additional capital contribution, change the method of allocations or distributions payable to the member or otherwise materially change the rights or obligations of such member.

REIT Status:

The parties contemplate that the Company may elect to “de-REIT” and elect to be taxed as a partnership under the Internal Revenue Code. Any such decision will be subject to Board approval. If the Company does not elect to de-REIT immediately following the closing of the acquisition of the Company by Moon Sub, the Company will issue equity interests to employees of the Company and/or an affiliate of Moon to satisfy the 100 shareholder requirement applicable to real estate investment trusts under the Internal Revenue Code.

Termination:

The provisions set forth in this Section I will terminate (i) upon the written consent of all of the members of Moon Sub, (ii) at such time as Moon Sub has only one member or (iii) upon a public offering of Moon Sub’s or the Company’s equity interests; provided, however, that the provisions set forth above under “Distributions” will not terminate in the event of a public offering of Moon Sub’s or the Company’s equity interests unless such public offering results in a Change in Control.

II.  Management Incentive Plan (“MIP”)

Purpose:	To assist the Company in attracting and retaining key employees and to provide such persons with long-term incentives and rewards for superior performance and maximizing shareholder value.

Participants:

The participants (the “Participants”) in the MIP as of the Effective Time (the “Effective Date”) shall be: (i) members of the Key Management Team, and (ii) such other key employees of the Company who are selected from time to time by the CEO and CFO of the Company to participate in the MIP, are awarded MIP Units and are approved by the Board or an authorized committee thereof (the “Board”).

For purposes of finalizing and executing the Employment Agreement Term Sheets with the members of the Key Management Team on or before execution of the Merger Agreement, the Parties agree that the vesting, forfeiture and related terms set forth in this MIP section of this term sheet shall apply only to the Key Management Team and that the vesting, forfeiture and related provisions that will be applicable to other management employees will be proposed by the Key Management Team after execution of the Merger Agreement, must be approved by Moon (between execution of the Merger Agreement and the Effective Time) to be effective and will be no more favorable to any such employees than the terms for the Key Management Team.

MIP Units Available Under the MIP:

Prior to closing, the Board will determine the total number of MIP Units available for allocation under the MIP.

The holders of MIP Units shall be entitled to receive distributions equal to 15% of the Company’s distributable cash as and when distributed (the “15% MIP Distribution”) to holders of Equity Interests during any period all holders of Equity Interests have achieved at least a 9% IRR (“Target IRR”) and an IRR of not more than 14% (13% if the aggregate initial investment of the Key Management Team and the Additional Employees is equal to or greater than $22 million).

During any period all holders of Equity Interests have achieved an IRR in excess of 14% (13% if the aggregate initial investment of the Key Management Team and the Additional Employees is equal to or greater than $22 million), the holders of MIP Units shall be entitled to receive distributions equal to 20% of the Company’s distributable cash as and when distributed (the “20% MIP Distribution”).

MIP Units shall be entitled to receive on each Distribution Date on which a MIP Distribution is made or Scheduled Liquidity Event date an allocable share of any MIP Distribution based on a fraction, the numerator of which equals the Participant’s total awarded MIP Units and the denominator of which is the total MIP Units awarded under the MIP as of such date.

Unawarded MIP Units Payment:

To the extent that there are any MIP Units that have not been awarded as of the Distribution Date of any MIP Distribution, Participants will be eligible to receive an additional payment equal to the portion of the product of (i) the MIP Distribution attributable to such unawarded MIP Units times (ii) a ratio of (x) a Participant’s total MIP Units awarded as of such Distribution Date and (y) the total number of MIP Units awarded under the MIP as of such Distribution Date.

Scheduled MIP Distributions:	The Company will provide liquidity to holders of MIP Units as follows:

•                       on the Initial Payout Date, Participants will be entitled to receive a payout by the Company pursuant to the terms of the MIP equal to 50% of the MIP Distribution (if any) that would be payable with respect to a Participant’s MIP Units upon a hypothetical sale of the Company at Fair Market Value, provided, that the Target IRR were achieved upon such hypothetical sale and, provided further, that the MIP Distribution shall be calculated based solely on the 15% MIP Distribution;

•                       on the Second Payout Date, Participants will be entitled to receive a payout by the Company pursuant to the terms of the MIP equal to 62.5% of the MIP Distribution (if any) that would be payable with respect to a Participant’s MIP Units upon a hypothetical sale of the Company at Fair Market Value, provided, that the Target IRR were achieved upon such hypothetical sale and taking into account any and all prior payments made under the MIP and, provided further, that the MIP Distribution shall be calculated based solely on the 15% MIP Distribution; and

•                       on the Final Payout Date, Participants will be entitled to receive payout by the Company pursuant to the terms of the MIP equal to 100% of the MIP Distribution (if any) that would be payable with respect to a Participant’s MIP Units upon a hypothetical sale of the Company at Fair Market Value, provided, that the Target IRR were achieved upon such hypothetical sale and taking into account any and all prior payments made under the MIP and, provided further, that the MIP Distribution shall be calculated based solely on the 15% MIP Distribution.

Participants may also be entitled to receive an Unawarded MIP Units Payment as of the Initial Payout Date, Second Payout Date or Final Payout Date, as applicable.

Voting Rights:	A Participant will have no rights of ownership (e. g, voting, inspection or standard member/shareholder rights, etc.) with respect to the equity of the Company.

Forfeited MIP Units:

As provided in the MIP, any or all of a Participant’s MIP Units may be subject to forfeiture upon termination of employment, and effective as of such termination date, the Participant will have no further rights under the MIP with respect to such forfeited MIP Units.

Any forfeited MIP Units will become available for future awards under the MIP in accordance with the terms of the MIP.

Termination of Employment Without Cause or for Good Reason:

Upon termination of a Participant’s employment without Cause or for Good Reason, subject to the Participant’s execution and non-revocation of a release in a form reasonably satisfactory to the Company with all periods for revocation expired, the Participant shall vest in the Participant’s MIP Units in an amount equal to (i) the number of MIP Units awarded times (ii) a ratio (not to exceed one (1)) of (x) the number of years of employment following the Effective Time to (y) five (5) years and all remaining MIP Units (and fractional portions thereof) will be forfeited.

The Participant shall be only entitled to receive an allocable share of any MIP Distribution, if any, attributable to such Participant’s vested MIP Units on the earlier of the next Distribution Date on which a MIP Distribution is made or the next Scheduled Liquidity Event date.

Following such payment, in accordance with the terms of the MIP, the Participant will not be entitled to any further payments and will have no further rights under the MIP.

Voluntary Termination of Employment without Good Reason:

If a Participant terminates employment without Good Reason prior to the Initial Payout Date, the Participant will forfeit all of the Participant’s MIP Units and will have no further rights under the MIP.

If a Participant terminates employment without Good Reason at any time following the Initial Payout Date, subject to the Participant’s execution and non-revocation of a release in a form reasonably satisfactory to the Company with all periods for revocation expired, the Participant shall vest in the Participant’s MIP Units in an amount equal to (i) the number of MIP Units awarded times (ii) the number of years of employment with the Company following the Effective Time divided by 10 (without taking into account fractional portions thereof) and all remaining MIP Units (and fractional portions thereof) will be forfeited.

The Participant shall be only entitled to receive an allocable share of any MIP Distribution, if any, attributable to such Participant’s vested MIP Units on the earlier of the next Distribution Date on which a MIP Distribution is made or the next Scheduled Liquidity Event date.

Following such payment, in accordance with the terms of the MIP, the Participant will not be entitled to any further payments and will have no further rights under the MIP.

Death/Disability:

In the case of a Participant’s death or Disability, the Participant (or Participant’s estate in the event of the Participant’s death) shall vest at the next vesting level, and all remaining unvested MIP Units (and fractional portions thereof) will be forfeited.

The Participant (or Participant’s estate in the event of the Participant’s death) shall be only entitled to receive an allocable share of any MIP Distribution, if any, attributable to such Participant’s MIP Units on the earlier of the next Distribution Date on which a MIP Distribution is made or the next Scheduled Liquidity Event date.

Following such payment, in accordance with the terms of the MIP, the Participant will not be entitled to any further payments and will have no further rights under the MIP.

Change in Control:	Participants will fully vest in all MIP Units awarded.

Termination of Employment for Cause:	In the case of termination of a Participant’s employment for Cause, all MIP Units held by the Participant will be immediately forfeited, and the Participant will have no further rights under the MIP.

Administration/Governance:

The MIP shall be administered by the Board or delegated committee thereof; all decisions will be in made in the sole and final discretion of the Board. Notwithstanding anything in the MIP to the contrary, the Board or delegated committee may accelerated the vesting of a Participant’s unvested MIP Units following termination of the Participant’s employment.

The CEO, CFO and Moon will mutually agree on whether the MIP shall be administered as a compensatory plan of the Company or as a plan that grants partnership profits interest in Moon Sub.

Plan Term:	10 years from the Effective Date.

Withholding:

The Company may withhold from any payment due to or transfer made under any compensation or other amount owing to a Participant the amount of any applicable withholding taxes in respect of the MIP Units.

Definition of Cause:

“Cause” shall have the meaning set forth in a Participant’s Employment Agreement Term Sheet.

For a Participant without an employment agreement, “Cause” shall have the meaning mutually agreed to by the CEO, CFO and Moon.

Change in Control:

“Change in Control” shall have the meaning set forth in a Participant’s Employment Agreement Term Sheet.

For a Participant without an employment agreement, “Change in Control” shall have the meaning mutually agreed to by the CEO, CFO and Moon.

Definition of Good Reason:

“Good Reason” shall have the meaning set forth in a Participant’s Employment Agreement Term Sheet.

For a Participant without an employment agreement, “Good Reason” shall have the meaning mutually agreed to by the CEO, CFO and Moon.

Section 409A Compliance:

The MIP is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent; to the extent that a payment and/or benefit is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto (the “Guidance”).

Any provision of the MIP that would cause a payment and/or benefit to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by the Guidance).

III.  Retention Equity Compensation Plan

Participants:

Key employees of the Company (other than the CEO and CFO) who are selected by the CEO and CFO of the Company and are approved by the Board to participate in the Retention Equity Compensation Plan (the “RECP).

Equity Interests Available Under the RECP:

Restricted shares of Equity Interests of Moon Sub or restricted equity-based interests of the Company as mutually agreed to by the CEO, CFO and Moon (“RECP Equity Interests”) valued at $10 million as of the Effective Time will be reserved for issuance under the RECP to Participants, as determined by the Board after receiving recommendations from the CEO and CFO of the Company.

Vesting Schedule:	Awards of RECP Equity Interests may be subject to forfeiture provisions and other conditions as set forth in the RECP.

Termination of Employment:

In the case of termination of a Participant’s employment for Cause, all RECP Equity Interests held by the Participant will be immediately forfeited, and the Participant will have no further rights under the RECP.

In the case of termination of a Participant’s employment for other reasons, any or all of the RECP Equity Interests held by the Participant may be subject to forfeiture provisions and other conditions as set forth in the RECP.

Administration:	The RECP shall be administered by the Board; all decisions will be in made in the sole and final discretion of the Board.

Plan Term:	10 years from the Effective Time.

Withholding:

The Company may withhold from any payment due to or transfer made under any compensation or other amount owing to a Participant the amount of any applicable withholding taxes in respect of the RECP Equity Interests.

Definition of Cause:

“Cause” has the meaning set forth in such Participant’s Employment Agreement Term Sheet, as applicable.

For a Participant without an employment agreement, “Cause” shall have the meaning mutually agreed to by the CEO, CFO and Moon.

Section 409A Compliance:

The RECP is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent; to the extent that a payment and/or benefit is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto (the “Guidance”).

Any provision of the RECP that would cause a payment and/or benefit to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by the Guidance).

Exhibit C
Job Description

President and Chief Financial Officer

POSITION SUMMARY:

Evaluates and implements all company business strategies, policies and practices to maximize share value, including the active collaboration in the planning, negotiation, and reporting of all significant investment, disposition and capital transactions.

RESPONSIBILITIES: (include but are not limited to)

•                  Directs the strategic analysis of all proposed company activity, including investment, disposition, operating and capital plans

•                  Participates with real estate transactions in soliciting, planning, and completing material investments and dispositions

•                  Initiates and directs the execution of all capital transactions

•                  Directs the finance, accounting, legal, and administrative functions of the company

•                  Accountability for corporate governance with statutory personal liability for financial reporting

•                  Chief Executive with administrative responsibility for all company affiliates, including investment joint ventures

•                  Develops and maintains the company’s relationship with existing or potential capital sources

•                  Develops and maintains the company’s relationship with investment analysts

•                  Develops and maintains the company’s relationship with the rating agencies

•                  Other duties as assigned

C-1

Key Management Team
Schedule
to Michael M. Mullen and Paul S. Fisher Employment Agreement Term Sheets

Jim Clewlow

Neil Doyle

Dan Hemmer

Rockford Kottka

Mike Kraft

Sean Maher

Mike Murphy

Fred Reynolds

Steve Schlader

Brian Townsend

S-1